UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ACTIVE POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2128 W. BRAKER LANE, BRAKER 12, AUSTIN, TEXAS 78758

March 1, 2004

Dear Stockholder:

          You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Active Power, Inc., which will be held at the company’s principal executive offices, located at 2128 W. Braker Lane, Austin, TX 78758 (Braker 12), on Thursday, April 29, 2004, at 6:00 p.m. Central Time.

          Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

          After careful consideration, our Board of Directors has unanimously approved the proposal set forth in the Proxy Statement and recommends that you vote in favor of such proposal and for the directors nominated for election to the Active Power, Inc. Board of Directors.

          You may vote your shares by telephone, by the Internet, or by signing, dating and returning the enclosed Proxy promptly in the accompanying reply envelope.  Telephone and Internet voting instructions can be found on the attached Proxy.  Representation of your shares at the Annual Meeting is very important.  Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to submit your Proxy promptly by one of the methods offered.  You may revoke your Proxy at any time prior to the Annual Meeting.  If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Sincerely,

Joseph F. Pinkerton III
Chairman of the Board, President and Chief Executive Officer

[This page is intentionally left blank.]

ACTIVE POWER, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 29, 2004

TO THE STOCKHOLDERS OF ACTIVE POWER, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Active Power, Inc., a Delaware corporation, will be held on Thursday, April 29, 2004, at 6:00 p.m. Central Time, at 2128 W. Braker Lane, Austin, Texas 78758 (Braker 12), for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect three Class I directors to serve until our 2007 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for our company for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          Only stockholders of record at the close of business on February 13, 2004 are entitled to notice of and to vote at the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

          All stockholders are cordially invited to attend the meeting in person.  Whether or not you plan to attend, please sign and return the Proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible.  Telephone and Internet voting instructions can be found on the attached Proxy.  Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted.  You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

David S. Gino
Secretary

Austin, Texas
March 1, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

ACTIVE POWER, INC.
2128 W. Braker Lane, Braker 12
Austin, Texas 78758

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2004

General

          The enclosed proxy is solicited on behalf of the Board of Directors of Active Power, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on April 29, 2004.  The Annual Meeting will be held at 6:00 p.m. Central Time at our principal executive offices, located at 2128 Braker Lane, Austin, Texas 78758 (Braker 12).  These proxy solicitation materials were mailed on or about March 1, 2004, to all stockholders entitled to vote at our Annual Meeting.

Voting

          The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement.  On February 13, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 42,260,463 shares of our common stock outstanding and no shares of our preferred stock were outstanding.  Each stockholder is entitled to one vote for each share of common stock held by such stockholder on February 13, 2004.  The presence, in person or by proxy, of holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting.  Stockholders may not cumulate votes in the election of directors.  The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director.  The nominees receiving the greatest number of votes at this meeting will be elected to our Board of Directors, even if they receive less than a majority of such shares.

          All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., a Proxy submitted by a broker or nominee specifically indicating lack of discretionary authority to vote on the matter).  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Proxies

          If the enclosed form of Proxy is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon.  If you sign and return your Proxy without specifying how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by our Board of Directors unless the authority to vote for the election of such directors are withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal Two described in this Notice of Annual Meeting and Proxy Statement.  You may revoke or change your Proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 2128 W. Braker Lane, Braker 12, Austin, Texas 78758, a notice of revocation or another signed Proxy with a later date.  You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Solicitation

          We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  The original solicitation of Proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees.  No additional compensation will be paid to these individuals for any such services.  Except as described above, we do not presently intend to solicit Proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

          Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2005 Annual Meeting of Stockholders and in our Proxy Statement and form of Proxy relating to that meeting, must be received by us at our principal executive offices in Austin, Texas, addressed to our Corporate Secretary, not later than October 1, 2004, the date which is 120 days prior to March 1, 2005.  With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, the Proxy holders shall have discretionary authority to vote against any proposal presented at our 2005 Annual Meeting of Stockholders.  These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE:  ELECTION OF DIRECTORS

General

          Our certificate of incorporation provides that our Board of Directors be divided into three classes of directors, as nearly equal in size as practicable, and each of which will serve staggered three-year terms or until his or her successor has been duly elected and qualified.  At this Annual Meeting, we will be electing three Class I directors whose term will expire at our 2007 Annual Meeting.  Our Board of Directors currently consists of six persons.  Each of the nominees listed below are current directors.

          The nominees for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve.  In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the Proxies will be voted for any nominee(s) who may be designated by our present Board of Directors to fill the vacancy(ies).  Unless otherwise instructed, the Proxy holders will vote the Proxies received by them FOR the nominees named below.

          The Board of Directors has determined that each of Messrs. Anderson, Bond, Lindelow, Scott and Rock, are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc.

Nominees for Class I Directors With Terms Expiring at the 2007 Annual Meeting

          The following table sets forth the name, age and current positions of the nominees for election of our directors:

Name	Age	Current Position	Proposed Class of Director

Richard E. Anderson	39	Director	Class I

Rodney S. Bond	59	Director and Chairman of the Audit Committee	Class I

Benjamin L. Scott	54	Director	Class I

Nominees for Class I Directors

          Richard E. Anderson, 39, has served as a member of our Board of Directors since July 1997.  In 1992, Mr. Anderson co-founded Hill Partners, Inc., a real estate development and investment company, where he currently serves as partner.  Mr. Anderson holds a B.A. in economics from Southern Methodist University.

          Rodney S. Bond, 59, has served as a member of our Board of Directors since September 1994.   From October 2000 to the present, Mr. Bond has served as a principal engaged in financial and strategic planning consulting at Sherman Partners.  From May 1990 to October 2000, Mr. Bond served in various capacities, including as Chief Strategic Officer and Chief Financial Officer, with VTEL Corporation, a public digital video communications company.  Mr. Bond holds a B.S. in metallurgical engineering from the University of Illinois and a M.B.A. from Northwestern University.

          Benjamin L. Scott, 54, has served as a member of our Board of Directors since March 2002.  Since May 2002, Mr. Scott has served as a Venture Partner with Austin Ventures, a venture capital firm.  From January 2000 to May 2002, Mr. Scott served as a Venture Partner with Quadrant Management, a venture capital firm.  From October 1997 to November 1999, Mr. Scott served as the Chairman and Chief Executive Officer of IXC Communications, a public provider of data and voice communications services which is now known as Broadwing Communications.  Mr. Scott has served as a senior executive with AT&T, PrimeCo and Bell Atlantic.  Mr. Scott also serves on the board of directors of several private companies and holds a B.S. in psychology from Virginia Polytechnic Institute and State University.

Other Directors

          Set forth below is information concerning our other directors whose term of office continues after this Annual Meeting.

Class II Directors Whose Terms Expire at the 2005 Annual Meeting of Stockholders

          Jan H. Lindelow, 58, has served as a member of our Board of Directors since February 1998.  From June 2001 to June 2002, Mr. Lindelow served as Vice President, Emerging Business Development at IBM Corporation.  From May 1997 to May 2001, Mr. Lindelow served as Chairman and Chief Executive Officer of Tivoli Systems Inc., a division of IBM.  From July 1994 to December 1995, Mr. Lindelow was President and COO of Symbol Technologies.  From 1989 to June 1994, Mr. Lindelow worked in several senior executive positions at Asea Brown Boveri AG, a power and automation engineering company.  Mr. Lindelow also serves on the board of directors of Vignette Corporation, a publicly traded software company.  Mr. Lindelow holds an M.S. in electrical engineering from the Royal Institute of Technology in Stockholm, Sweden.

          Terrence L. Rock, 57, has served as a member of our Board of Directors since July 1997.  Since 1996, Mr. Rock has served as a partner with CenterPoint Venture Partners, a venture capital firm.  From 1983 to 1996, Mr. Rock worked for Convex Computer Corporation, a high performance computer company, holding various positions, including President and Vice President of Operations.  Mr. Rock also serves on the board of directors of several private companies.  Mr. Rock holds a B.S. in mechanical engineering from South Dakota School of Mines and Technology.

Class III Directors Whose Terms Expire at the 2006 Annual Meeting of Stockholders

          Joseph F. Pinkerton, III, 40, our founder, has served as our Chief Executive Officer, President and a member of our board of directors since August 1992.  In December 2001, Mr. Pinkerton was appointed Chairman of the Board.  Prior to founding Active Power, Mr. Pinkerton was a principle with FRC, a private research and development company.  Pinkerton holds a B.A. in Physics from Albion College, in association with Columbia University.

Board Committees and Meetings

          In 2003, our Board of Directors held eight meetings.  The Board of Directors has an Audit Committee, a Compensation Committee, a Special Litigation Committee and a Stock Option Committee.  Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2003.

          Audit Committee. The Audit Committee is responsible for the selection, retention and oversight of our independent auditors.  In addition, the Audit Committee reports to the Board of Directors with regard to:

•	the scope of our annual audits;

•	fees to be paid to the auditors;

•	the performance of our independent auditors;

•	compliance with our accounting and financial policies; and

•	management’s procedures and policies relative to the adequacy of our internal accounting controls.

          The Audit Committee is further responsible to pre-approve all audit and non-audit services performed by our independent auditors.  The Board of Directors has adopted a written charter for the Audit Committee, which was amended in 2003 and is attached as Appendix A hereto.  The members of the Audit Committee throughout 2003 and as of December 31, 2003 were Messrs. Bond, Anderson and Rock.  Mr. Bond serves as the Chairman of the Audit Committee.  The Audit Committee held nine meetings during fiscal 2003.  The board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.  The Board of Directors has determined that Mr. Bond is qualified as an “audit committee financial expert” under Item 401(h) of Regulation S-K.

          Compensation Committee.  The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and all forms of compensation to be provided to our directors, executive officers and certain other key employees.   We also have a Special Stock Option Committee that manages the granting of stock options to new and existing employees.  The Compensation Committee reviews bonus arrangements for all of our executive officers and assists the Special Stock Option Committee with the stock compensation for our new and existing employees.  The Compensation Committee also administers our stock option and stock purchase plans.  The members of the Compensation Committee during 2003 were Messrs. Scott, Lindelow and Rock.  Mr. Rock serves as the Chairman of the Compensation Committee.  The Compensation Committee held one meeting during 2003.  The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market, Inc.

          Special Litigation Committee.  The Special Litigation Committee is a committee of our Board of Directors composed of Messrs. Bond and Scott that is responsible for keeping abreast of the company’s pending litigation and any potential legal claims against the company.  The Special Litigation Committee meets with our General Counsel and outside law firms and legal advisors and is involved in assisting with strategic decisions regarding legal matters.  During 2003, the special litigation committee held two meetings.

          Special Stock Option Committee.  The Special Stock Option Committee is a subcommittee of our Compensation Committee composed of Mr. Pinkerton that approves grants of stock options from our 2000 Stock Incentive Plan to non-executive officers and employees.  During 2003, the Special Stock Option Committee acted by written consent six times.

Independent Director Meetings

          In January 2003, the independent members of our Board of Directors resolved to meet separately from the full Board of Directors and outside the presence of our management.  The independent directors met four times during 2003 and other sessions may be called by the Lead Independent Director in his own discretion or at the request of the Board of Directors.  Jan Lindelow serves as the lead independent director and shall serve as lead independent director until he resigns from such position or until a replacement is elected or appointed.

Director Nomination

          Due to the relatively small size of our company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in our Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee.  Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by a majority of the independent directors meeting in executive session.  All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election.

          The Board of Directors believes that it is necessary that the majority of the Board of Directors must be comprised of independent directors as set forth in the Marketplace Rules 4200 and 4350 of The NASDAQ Stock Market, Inc. and desirable to have at least one financial expert on the Board of Directors as set forth in Section 401(h) of Regulation S-K under the federal securities laws.  When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of Active Power and the Board of Directors.  In 2003 we did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

          Our bylaws include a procedure whereby our stockholders can nominate persons for election to the Board of Directors.  The Board of Directors will consider director candidates recommended by our stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in our bylaws.  To date, we have not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of our voting stock.

Stockholder Communications with the Board of Directors

          The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors.  Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 2128 W. Braker Lane, Braker 12, Austin, Texas 78758.  Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the stockholder sending such communication and (iii) the class and number of shares of Active Power that are beneficially owned by such stockholder.  The Corporate Secretary will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethics

          We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors, employees and consultants.  The Code of Business Conduct and Ethics is intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and with applicable rules of The NASDAQ Stock Market, Inc.  Our Code of Business Conduct and Ethics is posted on our Internet website under the “Company” page.  Our Internet website address is http://www.activepower.com.

Director Compensation and Indemnification Arrangements

          As outlined in our Proxy Statement for the 2003 Annual Meeting of Stockholders, our Board of Directors met on January 30, 2003 and modified the Board’s compensation arrangement to ensure that it was comparable with other similarly situated companies, and considered the increased time commitments required for service and the heightened scrutiny and responsibility of directors of publicly traded companies.  Our Compensation Committee reviews our director compensation programs annually, but has determined that director compensation will not change for 2004.  Our non-employee directors receive a fee of $7,500 per quarter for their service as a director. Additional cash compensation in the following annual amounts will be paid to board members in 2004:

•	Audit Committee participants ($10,000);
•	Audit Committee chairperson, in addition to Audit Committee participation compensation ($10,000);
•	Compensation Committee participants ($5,000);
•	Compensation Committee or other committee chairperson, excluding the Audit Committee, in addition to committee participation compensation ($2,500); and
•	Lead Independent Director ($10,000).

          In addition to the cash compensation, non-employee directors receive option grants at periodic intervals under the automatic option grant program of our 2000 Stock Incentive Plan.  Non-employee and employee directors are also eligible to receive option grants under the discretionary option grant program of the Plan.  Under the automatic option grant program, each individual who first becomes a non-employee board member at any time after our initial public offering receives an option grant to purchase 25,000 shares of common stock on the date such individual joins the Board of Directors.  The initial automatic option grant is supplemented by a discretionary option grant to purchase 5,000 shares of common stock on the date such person joins the Board of Directors.  In addition, on the date of each annual stockholders meeting held after our initial public offering, each non-employee director who continues to serve as a non-employee director is automatically granted an option to purchase 7,500 shares of common stock, provided such individual has served on the Board of Directors for at least six months.  This annual automatic grant shall be supplemented by a discretionary option grant to purchase 7,500 shares of common stock on the date of such annual stockholders meeting hereafter.  Under these programs, on the date of our 2003 Annual Meeting each of Messrs. Anderson, Bond, Lindelow, Rock and Scott received an option grant to purchase 15,000 shares of common stock at an exercise price of $1.379 per share.  At the 2004 Annual Meeting, both of Messrs. Lindelow and Rock and, assuming their re-election, Messrs. Anderson, Bond and Scott, will receive an option grant to purchase 15,000 shares of common stock at an exercise price equal to the closing sale price of our common stock on The NASDAQ National Market on such date.

          Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law.  In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law.  We also maintain directors’ and officers’ liability insurance and enter into indemnification agreements with all of our directors and executive officers.

Attendance at Annual Meetings

          We encourage, but do not require, the members of our Board of Directors to attend our annual meetings.  All six of our directors attended the Annual Meeting of Stockholders held on May 1, 2003.

Recommendation of the Board of Directors

          Our Board of Directors recommends that the stockholders vote FOR the election of the director nominees listed above.

PROPOSAL TWO:  RATIFICATION OF INDEPENDENT AUDITORS

          The Audit Committee of our Board of Directors appointed the firm of Ernst & Young LLP, independent auditors for the fiscal year ended December 31, 2004.  The Audit Committee is asking the stockholders to ratify this appointment.  The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.  Ernst & Young LLP served in this capacity for the fiscal years ended December 31, 2001, 2002 and 2003.

          In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the company and our stockholders.

          A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees billed to Active Power by Ernst & Young LLP for Fiscal 2003

          The following table presents fees for professional services rendered by Ernst & Young LLP and billed to us for the audit of the company’s annual financial statements for the years ended December 31, 2003 and 2002, and fees for other services billed by Ernst & Young LLP during those periods:

Fees	2003	2002

Audit fees	$132,000	$90,000

Audit-related fees	4,300	0

Tax fees	23,850	23,700

All other fees	0	0

Total	$160,150	$113,700

          Audit Fees.  Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q filings and Form S-8 consent procedures.

          Audit-Related Fees.  Audit-related services include fees for consultations concerning financial accounting and reporting matters.

          Tax Fees.  Tax services include fees for tax compliance, tax advice and tax planning.

          All Other Fees.  There were no other fees in 2003 or 2002.

Pre-Approval Policies

          The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services.  The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting.

Recommendation of the Board of Directors

          Our Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2004.

OTHER MATTERS

          We know of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as our Board of Directors may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

          The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 13, 2004, by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director, each of whom is a nominee for election as a director;

•	each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

•	all current directors and executive officers as a group.

          Our common stock is the only class of voting securities outstanding.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities.  Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based on 42,260,463 shares of common stock outstanding as of February 13, 2004.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following February 13, 2004 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Executive Officers and Directors:
Joseph F. Pinkerton, III	5,668,795	13.3%
David S. Gino	759,689	1.8
Sriram Sivaram	450,000	1.1
James A. Balthazar	179,280	*
Richard E. Anderson	406,609	*
Rodney S. Bond	80,220	*
Jan H. Lindelow	130,000	*
Terrence L. Rock	92,587	*
Benjamin L. Scott	60,000	*
All current directors and executive officers as a group (8 persons)	7,647,900	17.5
Other 5% stockholder:
Dimensional Fund Advisors, Inc.	2,425,578	5.7%

* Less than one percent of the outstanding common stock

The address for all officers and directors is c/o Active Power, Inc., 2128 W. Braker Lane, Braker 12, Austin, Texas 78758.

•

Joseph F. Pinkerton, III.  Includes immediately exercisable options to purchase 475,500 shares of common stock, 150,500 of which were vested on February 13, 2004.  In addition, 931,194 of the shares indicated as owned by Mr. Pinkerton are held by four Grantor Retained Annuity Trusts of which Mr. Pinkerton serves as trustee for two of the trusts and his spouse serves as trustee for the other two trusts.  All four trusts are for the benefit of Mr. Pinkerton’s minor children.  Mr. Pinkerton disclaims beneficial ownership of the 931,194 shares held by the trusts.

•	David S. Gino. These shares include immediately exercisable options to purchase 378,511 shares of common stock, 149,448 of which were vested on February 13, 2004.

•	Sriram Sivaram. These shares include immediately exercisable options to purchase 385,000 shares of common stock, 27,500 of which were vested on February 13, 2004.

•

James A. Balthazar.  These shares do not include any options to purchase common stock because all of Mr. Balthazar’s stock options were canceled at various times between his cessation of service on April 22, 2003 and July 22, 2003.  The number of shares indicated as owned for Mr. Balthazar is based on information from his last filing pursuant to Section 16(a) of the Securities Exchange Act of 1934, dated February 12, 2003.

•

Richard E. Anderson.  86,400 shares indicated as owned by Mr. Anderson are included because of his association with Rita Investments.  These shares also include 46,116 shares owned by Mr. Anderson’s spouse.  These shares further include immediately exercisable options to purchase 30,000 shares of common stock, 15,000 of which were vested on February 13, 2004.

•	Rodney S. Bond. Includes immediately exercisable options to purchase 57,000 shares of common stock, 42,000 of which were vested on February 13, 2004.

•	Jan H. Lindelow. Includes immediately exercisable options to purchase 30,000 shares of common stock, 15,000 of which were vested on February 13, 2004.

•	Terrence L. Rock. Includes immediately exercisable options to purchase 30,000 shares of common stock, 15,000 of which were vested on February 13, 2004.

•	Benjamin L. Scott. Includes immediately exercisable options to purchase 40,000 shares of common stock, 8,333 of which were vested on February 13, 2004.

•

Dimensional Fund Advisors, Inc.  Pursuant to a Schedule 13G dated February 6, 2004, filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc. reported that it had sole voting power and sole dispositive power over 2,425,578 shares of common stock and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

CERTAIN TRANSACTIONS

          Registration rights.  According to the terms of an investors’ rights agreement among us, investors who purchased shares of our preferred stock in financings prior to our initial public offering, and Joseph F. Pinkerton, III, some of our stockholders may require us to file a registration statement under the Securities Act of 1933 with respect to the resale of their shares.  We are not required to effect more than two of these demand registrations.   Holders of demand registration rights may require us to file an unlimited number of registration statements on Form S-3 with respect to their shares of common stock.

          Additionally, some of our stockholders, including Mr. Pinkerton, have piggyback registration rights with respect to future registration of our shares of common stock under the Securities Act.  If we propose to register any shares of common stock under the Securities Act, the holders of shares having piggyback registration rights are entitled to receive notice of such registration and are entitled to include their shares in the registration.

          At any time after we become eligible to file a registration statement on Form S-3 under the Securities Act, holders of demand registration rights may also require us to file up to six registration statements on Form S-3 with respect to their shares of common stock, resulting in an aggregate offering of at least $500,000 on each registration statement on Form S-3.  We are not required to file more than one registration statement on Form S-3 in any one six-month period.

          These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of common stock to be included in the registration.  We are generally required to bear all of the expenses of all registrations under the investors’ rights agreement, except underwriting discounts and commissions incurred by the selling stockholders.  The investors’ rights agreement also contains our commitment to indemnify the holders of registration rights for losses they incur in connection with registrations under the agreement.  Registration of any of the shares of common stock held by security holders with registration rights would result in those shares becoming freely tradeable without restriction under the Securities Act.

          Stock options granted to executive officers and directors.  For more information regarding the grant of stock options to executive officers and directors in 2003, please see “Director Compensation and Indemnification Arrangements” above and “Option Grants in 2003” below.

          Employment agreements.  For information regarding the employment agreements we have with Joseph F. Pinkerton, III, and David S. Gino, please see “Employment Contracts, Termination of Employment and Change in Control Agreements” below.

          Real estate management services.  Active Power leases some of its office space from landlords who have contractual agreements with Hill Partners.  Some portions of the company’s lease payments are paid to Hill Partners from the landlord.  One of the company’s directors, Dick Anderson, is a partner of Hill Partners.

          Indemnification and insurance.  Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.   We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance.  In addition, our certificate of incorporation limits the personal liability of our board members for breaches of their fiduciary duties.

          No loans to officers or directors.  The company currently has no outstanding loans to any officers or directors.  Furthermore, our board of directors has resolved that the company shall not offer or provide any loans to any officer or director of the company.

AUDIT COMMITTEE REPORT

          The Audit Committee reports as follows with respect to the audit of our fiscal 2003 audited financial statements:

          Management is responsible for Active Power’s internal controls and the financial reporting process.  The independent auditors are responsible for performing an independent audit of Active Power’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that Active Power’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          Active Power’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence and considered the compatibility of non-audit services with the independent auditors’ independence.

          Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in Active Power’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

          Submitted by the Audit Committee of the Board of Directors:

Rodney S. Bond (Chair)

Richard E. Anderson

Terrence L. Rock

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer and each of the other most highly compensated executive officers whose salary and bonus for fiscal 2003 was in excess of $100,000, for services rendered in all capacities to the company for the fiscal years ended December 31, 2001, 2002 and 2003.  Mr. Balthazar is included in this table because he served as our Vice President of Sales and Marketing during 2003, although he resigned in April 2003.  No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned in 2003 has been excluded by reason of his or her termination of employment or change in executive status during the year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Securities Underlying Options (#)	All Other Compen- sation ($)

Joseph F. Pinkerton, III	2003	270,417	50,000		127,500
Chairman of the Board, President and	2002	270,793	—	—	150,000	—
Chief Executive Officer	2001	263,293	50,000	—	70,500	—

David S. Gino	2003	217,624	40,000		85,000
Chief Operating Officer Vice	2002	213,699	—	—	125,000	—
President, Chief Financial Officer,	2001	193,534	37,500	—	40,500	—
Secretary and Treasurer

Sriram Sivaram (1)	2003	167,258	40,000	—	190,000	78,258	(2)
Vice President of Sales & Marketing

James A. Balthazar	2003	154,467	—	—	85,000	—
Former Vice President of Sales &	2002	167,075	—	—	100,000	—
Marketing	2001	148,473	25,000	—	20,500	—

(1)	Mr. Sivaram was hired on December 31, 2002 and was named our Vice President of Sales and Marketing in May 2003.
(2)	Moving and relocation expenses.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

          The following table provides information concerning individual grants of stock options made during 2003 to each of our executive officers named in the Summary Compensation Table. We have never granted any stock appreciation rights.  Unless otherwise indicated, the exercise prices represent the fair market value of the common stock on the grant date.

          The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term.  These amounts represent certain assumed rates of appreciation in the value of our common stock.  The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock.  The potential realizable value is calculated based on the ten-year term of the option at its time of grant.  It is calculated based on the assumption that our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock.  The amounts reflected in the table may not necessarily be achieved.

          We granted these options under our 2000 Stock Incentive Plan.  Each option has a maximum term of ten years, subject to earlier termination if the optionee’s services are terminated.  The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 1,683,250 shares of common stock granted during 2003.  The following table sets forth information concerning the individual grants of stock options to each of our named executive officers in 2003.

OPTION GRANTS IN 2003

	Individual Grants

Name	Number of Securities Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in Fiscal 2003(%)	Exercise Price Per Share (2)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term

						5%($)	10%($)

Joseph F. Pinkerton, III	127,500		7.6	$1.22	02/11/2013	97,825	247,907
David S. Gino	85,000		5.1	$1.22	02/11/2013	65,216	165,271
Sriram Sivaram	190,000		11.3	$1.18	04/22/2013	140,998	357,317
James A. Balthazar	85,000	(3)	5.1	$1.22	02/11/2013	65,216	165,271

(1)

Unless otherwise noted, 25% of the shares vest after one year of service from the date of the grant, and the remaining options vest in 12 equal quarterly installments thereafter.  Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee’s employment with us.

(2)

The exercise price may be paid in cash or shares of our common stock valued at fair market value on the exercise date.  Alternatively, the option may be exercised through a cashless exercise procedure.  Outstanding options will become exercisable on an accelerated basis if we are acquired and i) such options are not assumed and continued in full force and effect; ii) such options are not replaced with a cash incentive plan that preserves the option spread existing at the time of the change in control; or iii) if acceleration of the option is subject to other limitations imposed by the plan administrator in the option agreement.

(3)	All of these options to purchase shares of common stock were canceled due to Mr. Balthazar’s cessation of service on April 22, 2003.

Aggregated Option Exercises and Fiscal Year-End Option Values

          The following table provides information about stock options exercised in 2003 and options held as of December 31, 2003 by each of our executive officers named in the Summary Compensation Table.  No stock appreciation rights were exercised during 2003 and none were outstanding at December 31, 2003.  Actual gains on exercise, if any, will depend on the value of our common stock on the date on which the shares are sold.

FISCAL 2003 OPTION VALUES

	Shares Acquired On Exercise (#)	Value Realized($)(1)	Number Of Securities Underlying Unexercised Options At December 31, 2003(#)(2)		Value of Unexercised In-the-money Options At December 31, 2003($)(2)(3)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Joseph F. Pinkerton, III	—	—	113,750	234,250	—	214,200
David S. Gino	—	—	125,198	168,313	89,033	142,800
Sriram Sivaram	—	—	27,500	272,500	—	504,000
James A. Balthazar	—	—	—	—	—	—

(1)

The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise.

(2)

Options granted under our 2000 Stock Incentive Plan and its predecessor plan are immediately exercisable.  “Exercisable” refers to those options which were both exercisable and vested while “Unexercisable” refers to those options which were unvested.

(3)

Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2003 ($2.90 per share based upon the closing sale price of our common stock on The NASDAQ National Market on such date) and multiplying by the number of shares underlying the options.

Employment Contracts, Termination of Employment and Change in Control Arrangements

          The company has termination of employment and change in control arrangements in place with Joseph F. Pinkerton, III and David S. Gino.  Mr. Pinkerton will receive six months of severance pay if he is terminated without cause, which would result in a severance payment of $137,500 based on Mr. Pinkerton’s current salary.  Additionally, if after six months of an inability to perform his duties due to a permanent disability Mr. Pinkerton is terminated, he will receive three months of severance pay, which would result in a severance payment of $68,750 based on Mr. Pinkerton’s current salary.  Upon a change in corporate control that results in a significant reduction in his role and/or responsibility within 12 months of the change in corporate control, Mr. Gino will receive up to six months of severance pay, which would result in a severance payment of $120,000 based on Mr. Gino’s current salary.  Additionally, 75% of his then unvested options will accelerate and vest immediately.

          Our 2000 Stock Incentive Plan, which governs the options granted to the named executive officers, includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

•

In the event that we are acquired by merger or asset sale or board-approved sale by the stockholders of more than 50% of our outstanding voting stock, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued in effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

•

The compensation committee will have complete discretion to grant one or more options that will become exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee’s service with us, or the acquiring entity, is subsequently involuntarily terminated.  The vesting of any outstanding shares under our 2000 plan may be accelerated upon similar terms and conditions.

•

The compensation committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a hostile take-over effected through a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.  Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the optionee’s services.

•

The options currently outstanding under our 1993 Stock Option/Stock Issuance Plan, which was succeeded by the 2000 plan, will immediately vest in the event we are acquired by merger or asset sale, unless those options are assumed by the acquiring entity or our repurchase rights with respect to any unvested shares subject to those options are assigned to such entity.  If the options are so assumed by the acquiring entity and our repurchase rights are so assigned to such entity, then no accelerated vesting will occur at the time of the acquisition but the options will accelerate and vest in full upon an involuntary termination of the optionee’s employment within 18 months following the acquisition.

Compensation Committee Interlocks and Insider Participation

          None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee.  Our compensation committee currently consists of Messrs. Rock, Lindelow and Scott none of whom currently serves or has previously served as an officer or employee of Active Power.

Equity Compensation Plan Information

          The following table provides information as of December 31, 2003 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	A		B	C

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A

Equity Compensation Plans Approved by Shareholders (1)	4,008,806	(2)	$5.35	7,094,713	(3)

Equity Compensation Plans Not Approved by Shareholders	—		—	—

Total	4,008,806	(2)	$5.35	7,094,713	(3)

(1)	Consists of the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan.
(2)

Excludes purchase rights accruing under the company’s 2000 Employee Stock Purchase Plan, which has a remaining stockholder approved reserve of 1,083,630 shares. Under the 2000 Employee Stock Purchase Plan, each eligible employee may purchase up to 5,400 shares of Common Stock at semi-annual intervals on the last U.S. business day of January and July each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.  The current purchase price for the two-year offering period is $1.26 per share, and the current two-year offering period will last until January 31, 2005.

(3)

Consists of shares available for future issuance under the 2000 Employee Stock Purchase Plan and the 2000 Stock Incentive Plan. As of December 31, 2003, an aggregate of 1,083,630 shares of Common Stock were available for issuance under the 2000 Employee Stock Purchase Plan and 6,011,083 shares of Common Stock were available for issuance under the 2000 Stock Incentive Plan.

Board Compensation Committee Report on Executive Compensation

          It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Active Power, including the Chief Executive Officer, and to establish the general compensation policies for such individuals.  The compensation committee also has the sole and exclusive authority to make discretionary option grants to executive officers under our 2000 Stock Incentive Plan.

          The Compensation Committee believes that the compensation programs for the company’s executive officers should reflect Active Power’s performance and the value created for Active Power’s stockholders.  In addition, the compensation programs should support the short-term and long-term strategic goals and values of the company and should reward individual contribution to Active Power’s success.  Active Power is engaged in a very competitive industry, and the company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

          General compensation policy.  The Compensation Committee’s policy is to provide the company’s executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals.  Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the company’s achievement of annual financial, strategic and operational objectives in addition to individual contributions to these objectives and (iii) long-term stock-based incentive awards designed to strengthen the mutual interest of Active Power’s executive officers and its stockholders.  As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the company’s financial performance and stock price appreciation rather than base salary.

          Factors.  The principal factors that were taken into account in establishing each executive officer’s compensation package for 2003 are described below.  However, the compensation committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future years.

          Base salary.  In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry.  The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual’s personal performance and internal alignment considerations.  The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee.  Each executive officer’s base salary is adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year; (ii) the competitive marketplace for persons in comparable positions; and (iii) Active Power’s annual performance versus the objectives set forth at the beginning of the year.

          Annual incentives.  In setting variable compensation payment amounts to executive officers, the Compensation Committee looks to external market data to assemble competitive variable compensation levels in competitive companies and markets.  The committee further established objective criteria for each executive officer and measured performance against these criteria.  Based on the foregoing factors and the company’s performance in 2003, variable compensation was awarded to our executive officers named in the Summary Compensation Table in the indicated amounts.

          Long-term incentives.  Generally, stock option grants are made annually by the Compensation Committee to each of the company’s executive officers.  Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Active Power from the perspective of an owner with an equity stake in the business.  Each grant allows the officer to acquire shares of the company’s common stock at a fixed price per share (typically, the market price on the grant date) over a specified period of time (up to ten years).  Each option becomes exercisable in a series of installments over a four-year period, contingent upon the officer’s continued employment with Active Power.  Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the company during the vesting period, and then only if the market price of the shares appreciates over the option term.

          The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term.  The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual.  The relevant weight given to each of these factors varies from individual to individual.  The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

          CEO compensation.  In setting the total compensation payable to our Chief Executive Officer, Joseph F. Pinkerton III, in 2003, the Compensation Committee has taken into consideration Mr. Pinkerton’s prior accomplishments and strategic leadership in our industry and also sought to make that compensation competitive with the compensation paid to the chief executive officers of comparable companies.  Additionally, the compensation committee looks at Active Power’s performance and stock price appreciation for a significant percentage of his total compensation.

          Employee stock purchase plan.  We maintain an employee stock purchase plan that qualifies under Section 423 of the Internal Revenue Code and permits substantially all of our U.S. employees to purchase shares of our common stock.  Participating employees may purchase our common stock at a purchase price equal to 85% of the lower of the fair market value of our common stock at the beginning of an offering period or on the exercise date.  Employees may designate up to 15% of their base compensation for the purchase of our common stock under this plan.  Active Power’ executive officers are eligible to participate in this program, subject to any applicable tax laws.

          Retirement plans.  We maintain a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code.  Substantially all U.S. employees are eligible to participate in this plan, and eligibility for participation commences upon hiring.  We also maintain retirement plans for certain non-U.S. employees.  Obligations under these plans are determined in accordance with local regulations and customs.  Active Power’ executive officers are eligible to participate in this program, subject to any applicable tax laws.

          Compliance with internal revenue code section 162(m).  Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year.  The limitation applies only to compensation that is not considered to be performance-based.  Active Power’ 2000 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation.  Cash and other non-performance based compensation paid to Active Power’ executive officers for fiscal 2003 did not exceed the $1 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid to the company’s executive officers will exceed that limit.  Because it is unlikely that the cash compensation payable to any of the company’s executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the company’s executive officers.  The compensation committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

          It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the company’s performance and the interests of the company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

          Submitted by the Compensation Committee of the Board of Directors:

Terrence L. Rock (Chair)

Jan H. Lindelow

Benjamin L. Scott

Stock Performance Graph

          The graph depicted below shows a comparison of cumulative total stockholder returns for an investment in our common stock, the NASDAQ Stock Market (U.S.) Index and a peer group of power technology companies having similar market capitalizations.  Last year, we depicted a comparison of cumulative total stockholder returns with the CIBC Power Technology & Growth Index, which was made up of most of the companies used in the peer group.  This index, however, is no longer published.

(1)

The Power Tech Peer Group consists of the following companies, all traded on The NASDAQ National Market: Active Power, Inc. (ACPW), American Superconductor Corp. (AMSC), Capstone Turbine, Inc. (CPST), FuelCell Energy, Inc. (FCEL), Plug Power, Inc. (PLUG),  Distributed Energy Systems Corp. (DESC), and Satcon Technology Corp. (SATC).

(2)	The graph covers the period from August 7, 2000, the date on which our common stock began trading following our initial public offering of shares of our common stock, to December 31, 2003.

(3)

The graph assumes that $100 was invested in our common stock on August 7, 2000 at our initial public offering price of $17.00 per share, in The NASDAQ Stock Market (U.S.) Index and the Power Tech Peer Group, and that all dividends, if any, were reinvested.  No cash dividends have been declared on our common stock.

(4)	Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

          Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act requires Active Power's directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Active Power shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Active Power. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2003, except Joseph F. Pinkerton, III failed to report the gift on May 6, 2003 of an aggregate of 500,000 shares of common stock to two Grantor Retained Annuity Trusts for the benefit of his minor children.  Mr. Pinkerton filed a Form 4 on May 6, 2003 reporting the market purchase of shares of our common stock.  We became aware of the omission in February 2004 and promptly amended the Form 4 originally filed on May 6, 2003 to report the gift of the shares and to correct the number of shares beneficially owned by Mr. Pinkerton as of such date.

ANNUAL REPORT

          A copy of our Annual Report to Stockholders for 2003 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.  The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10-K

          We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on February 19, 2004.  Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 2128 W. Braker Lane, Braker 12, Austin, Texas 78758.

THE BOARD OF DIRECTORS OF ACTIVE POWER, INC.

Dated: March 1, 2004

Appendix A

THIRD AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE
OF
ACTIVE POWER, INC.

PURPOSE

          The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

          The Audit Committee’s function is one of oversight only.  The company’s management is responsible for preparing the Company’s financial statements.  The company’s independent auditors are responsible for auditing the financial statements.  The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities.

AUTHORITY

          The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities.  It is also empowered to:

•	Appoint, compensate, and oversee the work of the public accounting firm employed by the Company to conduct the annual audit. This firm will report directly to the Audit Committee.

•	Resolve any disagreements between management and the auditor regarding financial reporting.

•	Pre-approve all auditing and permitted non-audit services performed by the Company’s independent auditors.

•	Retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any investigation.

•	Seek any information it requires from employees (all of whom are directed to cooperate with the Audit Committee’s requests) or external parties.

•	Meet with the Company’s officers, employees, independent auditors or outside counsel, as necessary.

•

Delegate authority to subcommittees or individual members of the committee, including its authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full committee no later than its next scheduled meeting.

COMPOSITION

          The Audit Committee shall be comprised of three or more independent directors elected by the Board of Directors for a one-year term, all of whom (except as otherwise permitted) shall meet the requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and applicable rules of the Securities and Exchange Commission (the “SEC”).  Each member of the Audit Committee shall meet the additional independence, financial literacy and related audit committee membership requirements set forth in the Nasdaq National Market listing standards in effect from time to time (the “Nasdaq Standards”).  The Chairman, if any, of the Audit Committee shall be appointed by the Board of Directors.

          In addition to the other requirements of the 1934 Act and Nasdaq Standards, all members of the Audit Committee shall be financially literate as determined by the Board of Directors in its business judgment pursuant to the Nasdaq Standards.  At least one member of the Audit Committee shall be a “financial expert” as defined in applicable SEC rules.

MEETINGS

          The Audit Committee shall meet at least four times a year, with the authority to convene additional meetings as circumstances require.  All Audit Committee members are expected to attend each meeting, in person or via teleconference or videoconference.  The Audit Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary.  It will meet separately with management, with internal auditors and with external auditors.  It will also meet periodically in executive session.  Meeting agendas will be prepared and provided in advance to Audit Committee members, along with appropriate briefing materials.  A majority of the members of the Audit Committee will constitute a quorum for the conduct of business.  Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board of Directors.

RESPONSIBILITIES

          The Audit Committee shall fulfill the following responsibilities:

Financial Statements

•	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

	•	Complex or unusual transactions and highly judgmental areas;

	•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

• The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•

Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•

Review with management and the external auditors the results of the audit, including any difficulties encountered.  This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

•

Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•

Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

•

Discuss earnings press releases (particularly use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.  This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made).  The Audit Committee does not need to discuss each release in advance.

Internal Control

• Consider the effectiveness of the Company’s internal control system, including information technology security and control.

•

Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Internal Audit

•

Subject to the determination by the Company’s Board of Directors and the recommendation of the Audit Committee to formally establish an Internal Audit structure within the Company, then:  Review with management and the chief audit executive the charter plans, activities, staffing, and organizational structure of the internal audit function.

•	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

•

Review the effectiveness of the internal audit function (if and when deemed necessary), including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

•	Meet separately with the chief audit executive to discuss any matters that the committee or internal audit believes should be discussed privately.

External Audit

•	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

•	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

•

At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company;

• Take into account the opinions of management and internal audit;

• Review and evaluate the lead partner of the independent auditor; and

• Present its conclusions with respect to the external auditor to the Board.

•	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotations of the audit firm itself.

•	Present its conclusions with respect to the independent auditor to the full board.

•	Set clear hiring policies for employees or former employees of the independent auditors.

•	On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

Compliance

•

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

•

Establish procedures for: (i) The receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls, or audit matters; and (ii) the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters.

•	Review the findings of any examinations by regulatory agencies, and any auditor observations.

•	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

•	Obtain regular updates from management and company legal counsel regarding compliance matters.

Reporting Responsibilities

•

Regularly report to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

•	Provide an open avenue of communication between internal audit, if any, the external auditors, and the board of directors.

•

Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

•	Review any other reports the Company issues related to committee responsibilities.

Other Responsibilities

•	Discuss with management the Company’s major policies with respect to risk assessment and risk management.

•	Perform other activities related to this charter as requested by the board of directors.

•	Institute and oversee special investigations as needed.

•	Review and access the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

•	Confirm annually that all responsibilities outlined in this charter have been carried out.

•	Evaluate the committee’s performance at least annually.

•	Oversee and monitor specific financial measurements as deemed timely and appropriate by the Company’s Board of Directors.

2128 W. BRAKER LANE BRAKER 12 AUSTIN, TEXAS 78758

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Active Power, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ACTVP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ACTIVE POWER, INC.
The Board of Directors recommends a vote FOR the directors listed below and a vote FOR the listed proposal. This Proxy, when properly executed, will be voted as specified hereon.		For All	Withold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
1.	To elect as Directors of Active Power, Inc. the nominees listed below.
	01) Richard E. Anderson 02) Rodney S. Bond 03) Benjamin L. Scott	[ ]	[ ]	[ ]

Vote On Proposal		For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR ACTIVE POWER FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.	[ ]	[ ]	[ ]

In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

If no specification is made, this Proxy will be voted “FOR” the election of the directors listed above and “FOR” the listed proposal.

IMPORTANT: Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ACTIVE POWER, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE POWER, INC.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the “Annual Meeting”) of Active Power, Inc., a Delaware corporation (“Active Power”), and the related Proxy Statement dated March 1, 2004, and appoints David S. Gino and Michael Chibib, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held April 29, 2004 at 2128 W. Braker Lane, Austin, Texas 78758 (Braker 12), at 6:00 p.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon.

(continued and to be signed on the reverse)